Exhibit (24)(b)
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each Manager of Procter & Gamble International Finance Funding General Management Sàrl, the sole general partner of Procter & Gamble International Funding SCA, whose signature appears below constitutes and appoints Philippe Van der Planken, (Member of the Supervisory Board of Procter & Gamble International Funding SCA) and Luc Dhont (Member of the Supervisory Board of Procter & Gamble International Funding SCA), and both of them, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Form S-3 Registration Statement filed with the Securities and Exchange Commission on the 7th day of September, 2007 (the “Registration Statement”), and any registration statement relating to the offering covered by the Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and both of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has subscribed to the above as of September 7, 2007.

Signature	Title

/s/ Jean-Louis Geyr Jean-Louis Geyr	Manager (Procter & Gamble International Finance Funding General Management Sàrl)

/s/ Herwig Meskens Herwig Meskens	Manager (Procter & Gamble International Finance Funding General Management Sàrl)